Exhibit 22.1
                                                                page 1 of 2

                   SUBSIDIARIES OF LSB INDUSTRIES, INC.


      APR Corporation, an Oklahoma corporation

      CHP Corporation, an Oklahoma corporation

      Climate Master, Inc., a Delaware corporation

      Climate Mate, Inc., a Canadian corporation

      Climatex, Inc., a Texas corporation

      Clipmate Corporation, an Oklahoma corporation

      Credit Card Center, Inc., an Oklahoma corporation

      El Dorado Chemical Company, an Oklahoma corporation

      The Environmental Group, Inc., an Oklahoma corporation

      Equipos Climatec S.A. de C.V., a Mexican corporation

      Equity Bank for Savings, F.A., a Federal Savings and Loan Association

      Equity Financial Services Corp., an Oklahoma corporation

      Explosives Equipment Corporation, an Oklahoma corporation

      Morey Machinery Manufacturing Corporation, an Oklahoma corporation

      Hercules Energy Mfg. Corporation, an Oklahoma corporation

      International Bearings, Inc., an Oklahoma corporation

      International Environmental Corporation, an Oklahoma corporation

      Koax Corp., an Oklahoma corporation

      L & S Automotive Products Co., an Oklahoma corporation

      L & S Bearing Co., an Oklahoma corporation

      LSB Bearing Corp., an Oklahoma corporation

      LSB Chemical Corp., an Oklahoma corporation

      LSB Corporation, an Oklahoma corporation

      LSB Europa Limited, an Oklahoma corporation

      LSB Extrusion Co., an Oklahoma corporation

      LSB Financial Corp., an Oklahoma corporation

      LSB Import Corp., an Oklahoma corporation

      LSB International Corp., an Oklahoma corporation

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             SUBSIDIARIES OF LSB INDUSTRIES, INC. (CONTINUED)


      LSB Leasing Corp., an Oklahoma corporation

      Northwest Capital Corporation, an Oklahoma corporation

      Northwest Energy Enterprises, Inc., an Oklahoma corporation

      Northwest Financial Corporation, an Oklahoma corporation

      Prime Financial Corporation, an Oklahoma corporation

      Rotex Corporation, an Oklahoma corporation

      Saffron Corporation, an Oklahoma corporation

      Slurry Australia Pty. Ltd., an Australian corporation

      Slurry Explosive Corporation, an Oklahoma corporation

      Summit Machine Tool Inc. Corp., an Oklahoma corporation

      Summit Machine Tool Manufacturing Corp., an Oklahoma corporation

      Summit Machine Tool Systems, Inc., an Oklahoma corporation

      Total Energy Systems, Ltd., an Australian corporation

      Tribonetics Corporation, an Oklahoma corporation

      United BankCard, Inc., an Oklahoma corporation

      Universal Tech Corporation, an Oklahoma corporation